As filed with the Securities and Exchange Commission on September 10, 2003

                                                       Registration No. 33-58710
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
      --------------------------------------------------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                                  Conseco, Inc.

             (Exact name of registrant as specified in its charter)
                               -------------------
                  Indiana                              35-1468632
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)

       11825 N. Pennsylvania Street                      46032
              Carmel, Indiana                         (Zip Code)
 (Address of Principal Executive Offices)

                                ConsecoSave Plan
                                ----------------
                              (Full Title of Plan)

          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 Karl W. Kindig
                                  Conseco, Inc.
                          11825 N. Pennsylvania Street
                                Carmel, IN 46032
                                 (317) 817-6708

                                    Copy to:

                                  James S. Rowe
                              Kirkland & Ellis, LLP
                                200 East Randolph
                                Chicago, IL 60601


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

                                     PART I
                                EXPLANATORY NOTE


         Conseco, Inc., an Indiana corporation (the "Company"), previously registered shares of its common stock, no par value per share ("Common Stock"), on Form S-8, File No. 33-58710. This Post-Effective Amendment No. 1 is being filed to remove from registration all shares of Common Stock which remain unsold thereunder.










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



                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on September 10, 2003.


                                       CONSECO, INC.

                                       By:/s/William J. Shea
                                          -------------------------------------
                                          William J. Shea, President and Chief
                                          Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 10, 2003.

        Signatures                      Title
---------------------------  ------------------------------


/s/William J. Shea           President and Chief Executive
---------------------------  Officer and Director
William J. Shea


/s/Eugene M. Bullis          Executive Vice President and Chief
---------------------------  Financial Officer
Eugene M. Bullis


/s/John R. Kline             Senior Vice President and Chief
---------------------------  Accounting Officer
John R. Kline




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